UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2014

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fourth Floor, Connaught House,

One Burlington Road, Dublin 4, Ireland

011-353-1-634-7800

(Address of principal executive offices, including zip code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 19, 2013, Jazz Pharmaceuticals Public Limited Company (“Jazz Pharmaceuticals”), Jazz Pharmaceuticals Italy S.p.A., a società per azioni incorporated in Italy (formerly known as Jazz Pharmaceuticals Italy S.r.l., a società a responsabilità limitata) (“Purchaser”) and a wholly-owned subsidiary of Jazz Pharmaceuticals, and Gentium S.p.A., a società per azioni incorporated in Italy (formerly known as Jazz Pharmaceuticals Italy S.r.l., an Italian società a responsabilià limitata) (the “Company” or “Gentium”), entered into a Tender Offer Agreement (the “Tender Offer Agreement”). Pursuant to the Tender Offer Agreement, and upon the terms and subject to the conditions thereof, Jazz Pharmaceuticals and Purchaser commenced a tender offer to purchase all outstanding shares of ordinary stock, no par value per share (the “Ordinary Shares”), and all outstanding American Depositary Shares, each representing one Ordinary Share and evidenced by an American Depositary Receipt (“ADR”) issued by The Bank of New York, as depositary (the “ADSs”), of the Company at a purchase price of $57.00 per Ordinary Share and per ADS (without duplication for Ordinary Shares underlying ADSs), net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 23, 2013 (as amended or supplemented, the “Offer to Purchase”) and in the related ADS Letter of Transmittal (the “ADS Letter of Transmittal”) and Share Form of Acceptance (the “Share Form of Acceptance” and, together with the ADS Letter of Transmittal and Offer to Purchase, as amended or supplemented from time to time, the “Offer”).

The Offer expired at 12:00 midnight, New York City time, on the evening of January 22, 2014. Purchaser accepted for payment a total of 4,570,991 Ordinary Shares and 7,673,165 ADSs that, based on the information provided by The Bank of New York, as tender agent for the Offer, were properly tendered and not withdrawn in the Offer, representing approximately 79% of the Company’s outstanding Ordinary Shares and ADSs and approximately 69% of the fully diluted number of Ordinary Shares and ADSs (in each case, without duplication for Ordinary Shares underlying ADSs). Based on the price per Ordinary Share and per ADS and the number of Ordinary Shares and ADSs properly tendered and accepted for payment at the expiration of the Offer as of January 22, 2014, the cost of the Ordinary Shares and ADSs purchased by Purchaser in connection with the Offer is approximately $698 million. Jazz Pharmaceuticals funded the purchase of the tendered Ordinary Shares and ADSs from the proceeds of Incremental Term Loans and the Revolving Credit Facility, each of which is described in Item 2.03 below.

In addition, approximately 1,345,023 ADSs have been committed to tender in accordance with the guaranteed delivery procedures contemplated by the Offer, which collectively represent an additional approximately 9% of the issued and outstanding Ordinary Shares and ADSs and 8% of the fully diluted number of Ordinary Shares and ADSs (in each case, without duplication for Ordinary Shares underlying ADSs). Further, options to acquire approximately 1,666,608 Ordinary Shares (or approximately 9% of the fully diluted number of Ordinary Shares and ADSs (without duplication for Ordinary Shares underlying ADSs)) are subject to support agreements entered into between Jazz Pharmaceuticals and certain of the directors and members of senior management of Gentium, which require that such options be exercised and the underlying Ordinary Shares tendered into a subsequent offering period with respect to the Offer.

Following the expiration of the Offer, and in accordance with the terms of the Tender Offer Agreement, Purchaser commenced a subsequent offering period of the Offer to acquire all remaining untendered Ordinary Shares and ADSs. The subsequent offering period will expire at 12:00 midnight, New York City time, on the evening of Thursday, February 20, 2014. All Ordinary Shares and ADSs properly tendered during the subsequent offering period will be accepted and promptly paid for, and tendering holders will receive the same $57.00 price per Ordinary Share and per ADS (without duplication for Ordinary Shares underlying ADSs), net to the seller in cash, without interest thereon and subject to applicable withholding taxes, that was paid in the Offer.

The foregoing discussion of the Tender Offer Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tender Offer Agreement, a copy of which is included as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 23, 2014, Jazz Pharmaceuticals, as guarantor, and three of its wholly-owned subsidiaries, Jazz Pharmaceuticals, Inc. (the “U.S. Borrower”), Jazz Financing I Limited and Jazz Pharmaceuticals Ireland Limited, as borrowers (collectively with the U.S. Borrower, the “Borrowers”), entered into Amendment No. 2 (the “Amendment”) to that certain Credit Agreement, dated as of June 12, 2012 (as amended by Amendment No. 1, dated as of June 13, 2013, the “Existing Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”), with the lender parties thereto and Barclays Bank PLC, as administrative agent, collateral agent, letter of credit issuer and swing line lender.

The Amended Credit Agreement provides for (i) a tranche of incremental term loans made to the U.S. Borrower in the aggregate principal amount of $350,000,000 (“Incremental Term Loans”), (ii) a tranche of term loans made to the U.S. Borrower (together with the Incremental Term Loans, the “New Term Loans”) to refinance the $554,401,563 aggregate principal amount of term loans previously outstanding under the Existing Credit Agreement (“Prior Term Loans”) in their entirety and (iii) a revolving credit facility of $425,000,000 (the “Revolving Credit Facility”) that replaces the revolving credit facility of $200,000,000 provided for under the Existing Credit Agreement. The Revolving Credit Facility provides for revolving loans to be made to any of the Borrowers. Jazz Pharmaceuticals used the proceeds from the Incremental Term Loans and $300,000,000 of loans under the Revolving Credit Facility to purchase the Ordinary Shares and ADSs properly tendered and accepted for payment at the expiration of the Offer as of January 22, 2014, and expects to use the proceeds from future loans under the Revolving Credit Facility, if any, for general corporate purposes, including corporate development activities. The New Term Loans have the same June 12, 2018 maturity date that was applicable to the Prior Term Loans. Loans under the Revolving Credit Facility will have the same June 12, 2017 maturity date that was applicable under the Existing Credit Agreement.

The New Term Loans bear interest, at the U.S Borrower’s option, at a rate equal to either the LIBOR rate, plus an applicable margin of 2.50% per annum (subject to a 0.75% LIBOR floor), or the prime lending rate, plus an applicable margin equal to 1.50% per annum (subject to a 1.75% prime rate floor). Loans under the Revolving Credit Facility will bear interest, at the applicable Borrower’s option, at a rate equal to either the LIBOR rate, plus an applicable margin of 2.50% per annum, or the prime lending rate, plus an applicable margin equal to 1.50% per annum, subject to reduction by 0.25% or 0.50% based upon Jazz Pharmaceuticals’ secured leverage ratio (as defined in the Amended Credit Agreement).

The Borrowers’ obligations under the Amended Credit Agreement and any hedging or cash management obligations entered into with a lender are guaranteed by Jazz Pharmaceuticals and each of Jazz Pharmaceuticals’ existing and subsequently acquired or organized direct and indirect subsidiaries (other than certain immaterial subsidiaries, subsidiaries whose guarantee would result in material adverse tax consequences and subsidiaries whose guarantee is prohibited by applicable law). Jazz Pharmaceuticals, the Borrowers and such guarantors are collectively referred to in this Current Report on Form 8-K as the “Loan Parties.”

The Loan Parties’ obligations under the Amended Credit Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (a) all tangible and intangible assets of the Loan Parties, except for certain excluded assets, and (b) all of the equity interests of the subsidiaries of the Loan Parties held by the Loan Parties (limited, in the case of the equity interests of certain foreign subsidiaries and certain domestic subsidiaries that hold no assets other than equity interests of foreign subsidiaries, to 65% of the voting equity interests of such subsidiaries).

The Borrowers are permitted to make voluntary prepayments at any time without payment of a premium, except that a 1% premium would apply to a repayment in connection with a repricing of, or any amendment to the Amended Credit Agreement resulting in a repricing of, the New Term Loans effected on or prior to the date that is six months following the January 23, 2014 effective date of the Amendment. The U.S Borrower is required to make mandatory prepayments of New Term Loans (without payment of a premium) with (1) net cash proceeds from certain non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (2) net cash proceeds from issuances of debt (other than certain permitted debt), (3) beginning with the fiscal year ending December 31, 2014, 50% of Jazz Pharmaceuticals’ excess cash flow (subject to decrease to 25% or 0% if Jazz Pharmaceuticals’ secured leverage ratio is equal to or less than 2.25 to 1.00 (and greater than 1.25 to 1.00) or 1.25 to 1.00, respectively), and (4) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions). The New Term Loans will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the New Term Loans.

The Amended Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to Jazz Pharmaceuticals and its restricted subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. The Amended Credit Agreement contains a financial covenant that requires Jazz Pharmaceuticals and its restricted subsidiaries to not exceed a maximum secured leverage ratio.

Events of default under the Amended Credit Agreement include: (a) the failure by any Borrower to timely make payments due under the Amended Credit Agreement; (b) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (c) the failure by any Loan Party to comply with the covenants under the Amended Credit Agreement and other related agreements; (d) certain defaults under a specified amount of other indebtedness of Jazz Pharmaceuticals or its subsidiaries; (e) insolvency or bankruptcy-related events with respect to Jazz Pharmaceuticals, the Borrowers or any material restricted subsidiary; (f) certain judgments against either Jazz Pharmaceuticals or any of its restricted subsidiaries; (g) certain ERISA-related events reasonably expected to have a material adverse effect on Jazz Pharmaceuticals and its subsidiaries taken as a whole;

(h) the failure by the collateral documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby; (i) any material provision of any loan document ceasing to be, or being asserted by Jazz Pharmaceuticals or any of its restricted subsidiaries not to be, valid, binding and enforceable, or a denial in writing by Jazz Pharmaceuticals or any of its restricted subsidiaries of any further liability under the loan documents; and (j) the occurrence of a change in control with respect to Jazz Pharmaceuticals. If one or more events of default occurs and continues, the administrative agent may, with the consent of the lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such lenders, terminate the commitments of the lenders to make further loans and declare all of the obligations of the Loan Parties under the Amended Credit Agreement to be immediately due and payable. If any bankruptcy event of default described in clause (e) above occurs, the commitments will be terminated and the obligations of the Loan Parties under the Amended Credit Agreement will become due and payable automatically without any action by the administrative agent or the lenders.

The foregoing descriptions of the Amendment and the Amended Credit Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The historical financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Statements

The pro forma financial statements required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description

2.1	Tender Offer Agreement, dated as of December 19, 2013, by and among Jazz Pharmaceuticals Public Limited Company, Jazz Pharmaceuticals Italy S.p.A. (formerly known as Jazz Pharmaceuticals Italy S.r.l.) and Gentium S.p.A. (incorporated by reference to Exhibit 2.1 from the Form 8-K/A filed by Jazz Pharmaceuticals with the Securities and Exchange Commission on December 20, 2013).

10.1	Amendment No. 2, dated as of January 23, 2014, to the Credit Agreement, dated as of June 12, 2012, by and among Jazz Pharmaceuticals, Inc., Jazz Financing I Limited and Jazz Pharmaceuticals Ireland Limited, as borrowers, Jazz Pharmaceuticals Public Limited Company, as guarantor, the Lenders thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements regarding Jazz Pharmaceuticals and Gentium, including, but not limited to, statements related to the subsequent offering period for Gentium’s Ordinary Shares and ADSs and the timing thereof, as well as other statements that are not historical facts. These forward-looking statements are based on each of the companies’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including those risks detailed under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ and Gentium’s U.S. Securities and Exchange Commission (“SEC”) filings and reports, including in Jazz Pharmaceuticals’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and Gentium’s Annual Report on Form 20-F for the year ended December 31, 2012, each of which is filed with the SEC, and future filings and reports by either company. Neither Jazz Pharmaceuticals nor Gentium undertakes any duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Additional Information and Where to Find It

This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the outstanding Ordinary Shares and ADSs of Gentium. Jazz Pharmaceuticals and Purchaser have filed with the SEC a tender offer statement on Schedule TO, and Gentium has filed a Solicitation/Recommendation Statement on Schedule 14D-9, each as subsequently amended and with respect to the Offer (as defined in those documents). Holders of Ordinary Shares and ADSs of Gentium are urged to carefully read the relevant tender offer materials (including the Offer to Purchase, the related Share Form of Acceptance and ADS Letter of Transmittal and the other tender offer documents) and the Solicitation/Recommendation Statement of Gentium because they contain important information that such holders should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Share Form of Acceptance and ADS Letter of Transmittal and the other tender offer documents, as well as the Solicitation/Recommendation Statement of Gentium, are available to all holders of Ordinary Shares and ADSs of Gentium at no expense to them. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or by (i) directing a request to Jazz Pharmaceuticals plc, c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304, U.S.A., Attention: Investor Relations, (ii) calling +353 1 634 7892 (Ireland) or +1 650 496 2800 (U.S.) or (iii) sending an email to investorinfo@jazzpharma.com. Investors and security holders may also obtain free copies of the documents filed with the SEC on Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com under the heading “Investors” and then under the heading “SEC Filings.”

In addition to the Offer to Purchase, the related Share Form of Acceptance and ADS Letter of Transmittal and the other tender offer documents, as well as the Solicitation/Recommendation Statement of Gentium, Jazz Pharmaceuticals and Gentium file annual, quarterly (except in the case of Gentium) and special reports and other information with the SEC. You may read and copy any reports or other information filed by Jazz Pharmaceuticals or Gentium at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Jazz Pharmaceuticals’ and Gentium’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

Date: January 24, 2014
	By:	/s/ Suzanne Sawochka Hooper

	Name:	Suzanne Sawochka Hooper
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Tender Offer Agreement, dated as of December 19, 2013, by and among Jazz Pharmaceuticals Public Limited Company, Jazz Pharmaceuticals Italy S.p.A. (formerly known as Jazz Pharmaceuticals Italy S.r.l.) and Gentium S.p.A. (incorporated by reference to Exhibit 2.1 from the Form 8-K/A filed by Jazz Pharmaceuticals with the Securities and Exchange Commission on December 20, 2013).

10.1	Amendment No. 2, dated as of January 23, 2014, to the Credit Agreement, dated June 12, 2012, by and among Jazz Pharmaceuticals, Inc., Jazz Financing I Limited and Jazz Pharmaceuticals Ireland Limited, as borrowers, Jazz Pharmaceuticals Public Limited Company, as guarantor, the Lenders thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.